UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1650 Hwy 6 S, Suite 190
Sugar Land, TX  77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on October 1, 2014, a wholly owned subsidiary of Trecora Resources (“TREC”), Texas Oil & Chemical Co. II, Inc. (“TOCCO”), a Texas corporation, completed the acquisition of 100% of the Class A common stock of SSI Chusei, Inc. (“SSI”), a Texas corporation and leading manufacturer of specialty polyethylene waxes and custom toll processing services in Pasadena, Texas (the “Acquisition”).  The Acquisition was completed pursuant to a Stock Purchase Agreement dated as of September 19, 2014, by and among Trecora, TOCCO, Schumann/Steier Holdings, LLC (“SSH”), a Delaware limited liability company, and SSI.

This Amendment No. 1 amends the Current Report on Form 8-K filed by Trecora with the Securities and Exchange Commission October 3, 2014, to provide the financial statement information required by Item 9.01 of Form 8-K which was excluded from the initial filing in reliance on Item 9.01(a)(4) of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

The audited financial statements of SSI Chusei, Inc., for fiscal years ended December 31, 2013, and 2012, are attached hereto as Exhibit 99.1.

The unaudited balance sheet and statement of stockholder’s equity for SSI Chusei, Inc., at September 30, 2014; the unaudited statements of comprehensive income and unaudited statement of cash flows for the nine months ended September 30, 2014, and 2013, are attached hereto as Exhibit 99.2.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements related to the SSI acquisition are attached hereto as Exhibit 99.3.

(d)   Exhibits:

23.1	Consent of Appelrouth, Farah & Co., P.A.

99.1
Audited financial statements of SSI Chusei, Inc. at December 31, 2013, and 2012, and for the year then ended, the notes related thereto and the Independent Auditors’ Reports issued by Applerouth, Farah & Co., P. A. independent auditors.

99.2
The unaudited balance sheet and statement of stockholder’s equity for SSI Chusei, Inc., at September 30, 2014; the unaudited statements of comprehensive income and unaudited statement of cash flows for the nine months ended September 30, 2014, and 2013, and the notes related thereto.

99.3	Unaudited pro form condensed combined financial information.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date:  December 10, 2014                              By: /s/ Connie Cook___________
        Connie Cook
                                                                    Chief Financial Officer